CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Steve Bajic, President and Chief Executive Officer of Pan American Gold Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Annual Report on Form 20-F of Pan American Gold Corporation for the fiscal year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pan American Gold Corporation.

Dated: July 10, 2007

/s/ Steve Bajic
Steve Bajic
President and Chief Executive Officer,
Pan American Gold Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pan American Gold Corporation and will be retained by Pan American Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

CW1303991.1